vinco VENTURES / lomotif

2021 ANNUAL PROXY

Capitalization Table as of September 3, 2021

ZVV Media Partners is owned 50% by Vinco Ventures and 50% by ZASH.

In July 2021, 80% of Lomotif Private Limited was acquired by ZVV Media Partners

Current 9/3/2021	
Shares Outstanding	80,601,673
Shares To Be Issued	8,800,000
Cash	$127,000,000.00
Debt - Lomo Acquisition	$120,000,000.00

*Note: Related to: 5,500,000 for Lomotif Management; 800,000 for PPE Brickell; 2,500,000 in relation to Emmersive Transaction

vinco VENTURES

Pro-forma Capitalization Based on an Affirmative Proxy

Cash Warrant Exercise - assumes all available warrants exercised for cash		
Shares Outstanding		89,401,673
New Employee Plan		9,000,000
Note Conversion		30,060,454
New Shares Outstanding		128,462,127
Warrants		118,818,161
Fully Diluted		247,280,288
Cash as of 09/03	$	127,000,000.00
Cash Generated from Warrants	$	491,646,956.45
Debt	$	—

Cashless Warrant Exercise - assumes share price of 09/03/2021 for all calculations		
Shares Outstanding		89,401,673
New Employee Plan		9,000,000
Note Conversion		30,060,454
New Shares Outstanding		128,462,127
Warrants**		23,760,000
Cashless Warrants		60,245,259
Fully Diluted		188,707,387
Cash as of 09/03	$	127,000,000.00
Cash Generated from Warrants	$	213,840,000.00
Debt	$	---
Note: The pro-forma Capitalization Table with Cashless warrant exercise assumes the $9 strike price warrants are to be exercised in cash.		

vinco VENTURES

These pro forma examples are meant to illustrate full warrant execution. The investor may choose not to exercise these warrants.

lomotif


9:41
For You

Lomotif Highlights

Over 31 million on-platform monthly active users "MAUs"*

ZASH and Lomotif chosen by Variety Magazine as Top Innovators in the Media and Entertainment Industry:
https://variety.com/lists/silicon-valley-hollywood-report/

5 Up and Coming Apps For Gen Z, to Challenge TikTok:
https://fortune.com/2020/09/23/5-social-apps-gen-z-triller-lomotif-unfold-bunch-genies/

Lomotif Set To Enter India:
http://economictimes.indiatimes.com/tech/startups/short-video-app-lomotif-is-set-to-enter-india/articleshow/81433107.cms

Lomotif Partners with Teddy Riley: https://finance.yahoo.com/news/lomotif-partners-grammy-award-winning-141500088.html

TikTok 7 best alternatives:
https://www.techytab.com/best-tiktok-alternatives.html/amp

Facebook + Lomotif:
https://developers.facebook.com/success-stories/lomotif/

Snapchat +Lomotif:
https://www.prweb.com/releases/lomotif_announce_semi_exclusive_two_way_integration_with_snapchat_stories/prweb17221384.htm

*Based on SensorTower Data

vinco VENTURES

Incoming Team*



Lisa King

- INCOMING CEO OF VINCO VENTURES INC.
- CURRENT CEO OF ZASH GLOBAL MEDIA AND ENTERTAINMENT



Steven Garrow

- INCOMING COO OF VINCO VENTURES INC.
- CURRENT BUSINESS DEVELOPMENT OFFICER OF ZASH GLOBAL MEDIA & ENTERTAINMENT



Paul Yang

- CEO OF LOMOTIF PRIVATE LIMITED

Rod Vanderbilt
CHAIRMAN

Elliot Goldstein
BOARD MEMBER

Phillip A. McFillin
BOARD MEMBER

Michael Distasio
BOARD MEMBER

Lisa King
BOARD MEMBER

vinco VENTURES

* Incoming team members based on affirmative 2021 Annual Proxy for each respective member

cryptyde \ Spin Off Dividend

Ryde The Tyde

Upon the successful dividend spin off, the newly formed publicly traded company will operate under Cryptyde, Inc. and trade under symbol TYDE.

Blockchain + Disruption

Cryptyde is a selective acquisitions company focused on leveraging blockchain technologies to disrupt consumer facing industries.

E-NFT.com

The E-NFT Marketplace is designed to decentralize traditional distribution models by empowering the content creators with a unique tokenization platform.

Going Platinum

E-NFT.com initial launch was well received with the first uploaded album selling 1,000,000 copies making "When It's Dark" the first album in history to reach Platinum on the block chain.

Key Follow Ups

Investor Deck Release: on or about October 4, 2021 Registration Statement for TYDE: on or about October 11, 2021 Record Date for Shareholders to receive TYDE Shares: on or about October 15, 2021

vinco VENTURES

Anticipated Key Dates

01
SEPTEMBER 8
Preliminary Proxy

02
SEPTEMBER 15
Record Date for Proxy

03
SEPTEMBER 22
Mailing Date for Proxy

04
OCTOBER 14
Shareholders Meeting

05
OCTOBER 15
Record Date for TYDE Spin Off Dividend.

vinco VENTURES

Forward-Looking Statements and Disclaimers

Certain statements in this announcement are forward-looking statements which are based on the Company's expectations, intentions and projections regarding the Company's future performance, anticipated events or trends and other matters that are not historical facts, including expectations regarding: (i) the Company's long-term targets, goals and strategies; (ii) the expected benefits of the Company's focus on digital monetization; (iii) the future impact of the preemptive actions the Company took in response to the COVID-19 pandemic coupled with its cash flow generation and balance sheet and liquidity profile; (iv) the Company's strategies for each of its segments, including its focus on recurring revenue, its balance sheet and variable cost structure, and the opportunities in the industries the Company serves; (v) the Company's positioning for future growth and its ability to optimize performance of existing businesses, pursue its disciplined acquisition strategy and effectively manage its capital structure; (vi) the fragmentation of the markets in which the Company operates, the acquisition opportunities in those markets, the Company's intent to continue to explore opportunistic acquisitions and the Company's capacity to absorb additional acquisitions; (vii) certain expected 2020 financial results, including the Company's updated guidance for 2020, the assumptions it made and the drivers contributing to its guidance; (viii) the Company's flexibility to capitalize on the current environment and invest in potential strategic opportunities; and (ix) the impacts of the COVID-19 pandemic on the future operating and financial performance of the Company and its customers, the Company's plans and strategies to adapt and respond to the pandemic and the expected impact of those plans and strategies. These statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and otherfactors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including: (i) economic conditions, competition and other risks that may affect the Company's future performance, including the impacts of the COVID-19 pandemic on the Company's business, markets, supply chain, customers and workforce, on the credit and financial markets, on the alignment of expenses and revenues and on the global economy generally; (ii) the ability to recognize the anticipated benefits of the Company's acquisi-tions, including its ability to successfully integrate and make necessary capital investments to support additional acquisitions, and the Company's ability to take advantage of strategic opportunities; (iii) changes in applicable laws or regulations; (iv) the possibility that the Compa-ny may be adversely affected by other economic, business, and/or competitive factors; and (v) other risks and uncertainties. Given these risks and uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date of such statements and, except as required by applicable law, the Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.